Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2) __

THE BANK OF NEW YORK MELLON TRUST COMPANY,

NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

700 South Flower Street, Suite 500 Los Angeles, CA	90017
(Address of principal executive offices)	(Zip code)

Rhea L. Murphy, Legal Department

The Bank of New York Mellon Trust Company, National Association

700 South Flower Street, Suite 500

Los Angeles, California 90017

(213) 630-6476

(Name, address and telephone number of agent for service)

Jones Lang LaSalle Incorporated

(Exact name of obligor as specified in its charter)

Maryland	36-4150422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 East Randolph Drive Chicago, Illinois	60601
(Address of principal executive offices)	(Zip code)

Senior Debt Securities

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C. 20219

Federal Reserve Bank, San Francisco, California 94105

Federal Deposit Insurance Corporation, Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.

A copy of the articles of association of The Bank of New York Mellon Trust Company, National Association. (Exhibit 1 to Form T-1 filed September 8, 2008 with Registration Statement No. 333-135006, SEC Accession No. 0001193125-08-192153).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed January 11, 2005 with Registration Statement No. 333-121948).

3.

A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed September 8, 2008 with Registration Statement No. 333-135006, SEC Accession No. 0001193125-08-192153).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed September 8, 2008 with Registration Statement No. 333-135006, SEC Accession No. 0001193125-08-192153).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The Bank of New York Mellon Trust Company, National Association, a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois on the 9th day of June, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY,

NATIONAL ASSOCIATION

By:	/s/ D. G. Donovan
	Name:	D. G. Donovan
	Title:	Vice President

EXHIBIT 6

The consent of the Trustee required by Section 321 (b) of the Act

June 9, 2009

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Jones Lang LaSalle Incorporated and The Bank of New York Mellon Trust Company, National Association, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

The Bank of New York Mellon Trust Company, National Association

By:	/s/ D. G. Donovan
Name:	D. G. Donovan
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business March 31, 2009, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,267
Interest-bearing balances	88,233
Securities:
Held-to-maturity securities	22
Available-for-sale securities	444,137
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	12,131
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Not applicable
Intangible assets:
Goodwill	876,153
Other Intangible Assets	265,381
Other assets	153,750

Total assets	$1,841,075

LIABILITIES
Deposits:
In domestic offices	1,807
Noninterest-bearing	1,807
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	174,621
Total liabilities	445,119
Minority interest in consolidated subsidiaries	0
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	269,980
Accumulated other comprehensive income	3,456
Other equity capital components	0
Total bank equity capital	1,395,956

Noncontrolling (minority) interests in consolidated subsidiaries	0
Total liabilities and equity capital	1,841,075

I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz     )     Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, MD	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, VP	)